Exhibit 10.29

The Securities represented by this Note have not been registered under the Securities Act of 1933, as amended ("Acf'), or applicable state securities laws ("State Acts") and shall not be sold, hypothecated, donated or otherwise transferred unless Borrower shall have received an opinion of legal counsel for Borrower, or such other evidence as may be satisfactory to Legal Counsel for Borrower, to the effect that any such transfer shall not require registration under the Act and the State Acts.

JIANGMEN WEALTH ENVIRONMENT PROTECTION Co.,LTD
10.00 % SENIOR PREFERRED SECURED NOTE

$250,000	No. 1

DATE OF ISSUE: MAY        , 2010

Jiangmen Wealth Environment Protection Co.,Ltd, a China Corporation (hereinafter referred to as "Borrower") is indebted and, for value received, herewith promises to pay to:

CHINA GROWTH INC.

or to its order (together with any assignee, jointly or severally, the "Holder" or "Lender") on or before the Termination Date (as defined in Paragraph 2 below), the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Principal Amount") and to pay interest on the Principal Amount at the rate of ten percent (10.00%) per annum as provided herein. In furtherance thereof, and in consideration of the premises, Borrower covenants, promises and agrees as follows:

1.           Interest: Interest on the Principal Amount outstanding from time to time shall accrue at the rate of 10.00% per annum on the basis of four quarters at 90 days each and interest for any partial periods being determined as even the portion of actual days elapsed in such quarter in which the payment occurs and be payable in cash via wire transfer of immediately available funds in equal quarterly installments commencing on the last day of January, 2011 and subsequent payments shall be made on the last day of March, June and September thereafter until the Principal Amount and all accrued and unpaid interest shall have been paid in full. Overdue principal and interest on this Note shall, to the extent permitted by applicable law, bear interest at the rate of eighteen percent (18.00%) per annum. All payments of both principal and interest shall be made at 11200 Westheimer, Suite 508, Houston, TX 77042, or at such other place as may be designated by the Holder hereof in writing to Borrower.

2.           Maturity:, If not sooner accelerated or converted pursuant to Section 6, this Note shall mature on the earlier of (a) the one year anniversary of the date of issue, (b) a Public Offering, (c) a Qualified Equity Funding, or (d) the occurrence of a Change of Control or Change of Ownership (the "Termination Date"), at which time all then remaining unpaid principal, interest and any other charges then due under the Transaction Documents shall be due and payable in full via wire transfer of immediately available funds. As used above, a "Qualified Equity Financing" shall mean a sale by the Borrower of its equity securities that raises at least $7,500,000 for the Borrower.

3.   SeniorIndebtedness: This Note shall is secured by a security agreement of even date herewith and the Borrower also represents that there are no other notes or liens outstanding.

4.   Taxes: Borrower shall pay any documentary or other transactional taxes attributable to the issuance or delivery of this Note (excluding any federal, state or local income taxes and any franchise taxes or taxes imposed upon the Holder by the jurisdiction, or any political subdivision thereof, under which such Holder is organized or is qualified to do business.)

5.   Default:

(a)   Event of Default: An "Event of Default" shall exist if any one or more of the following events (collectively, "Events of Default") shall occur and be continuing:

(i) Borrower shall fail to pay when due (or shall state in writing an intention not to pay or its inability to pay) any installment of interest on or principal of, this Note or any fee, expense or other payment required hereunder and the continuance of such failure for a period of ten (10) business days thereafter;

(ii) Borrower commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower, or there is commenced against Borrower any such case or proceeding that is not dismissed within sixty (60) days after commencement;

(iii) Borrower is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered;

(iv) Borrower makes an assignment for the benefit of its creditors;

(v) an application for the appointment of a receiver or liquidator for Borrower or any of its material assets is made by a creditor; and

(vi) Borrower defaults with respect to other indebtedness in excess of $100,000 to any Person other than Lender with the exception of commercial loans from Chinese banks for normal business courses.

(b)   Remedies Upon Event of Default: If an Event of Default shall have occurred and be continuing for thirty (30) days following notice of such Event of Default to Borrower by Lender without being cured to the satisfaction of Lender (other than an Event of Default under Section 4(a)(i), for which no additional cure period shall be applicable), then Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in the Transaction Documents, as Lender in its sole discretion, may deem necessary or appropriate:

(i) declare the unpaid Principal Amount (after application of any payments or installments received by Lender) of, and all interest then accrued but unpaid on, this Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives;

(ii) reduce any claim to judgment;

(iii) in its sole discretion extend or otherwise amend the terms of the note as permissible by law to avoid default, and/or

(iv) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Transaction Documents, or otherwise provided under or pursuant to any applicable law or agreement, all of which rights may be specifically enforced.

(c)            Remedies Nonexclusive: Each right, power or remedy of the Holder upon the occurrence of any Event of Default as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the Holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies.

(d)            Expenses: Upon the occurrence of an Event of Default, which occurrence is not cured within the cure period, if any provided therefor, Borrower agrees to pay and shall pay all costs and expenses (including Lender's reasonable attorneys' fees and expenses) reasonably incurred by Lender in connection with the preservation and enforcement of Lender's rights under the Transaction Documents, including interest at the lesser of: (i) eighteen percent (18%) per annum or (ii) the maximum rate allowed under applicable law, from the date of the default at the maximum rate permitted by law computed on the unpaid Principal Amount.

6.   Acceleration of Term:

(a)   Acceleration of Term: Upon any of the events listed below, this Note will become immediately due and must be paid within 30 days to avoid an Event of Default:

(i) If the Company's audited U.S. GAAP net income is lower than Nine (9) million U.S. Dollars or net assets are less than Fourteen (14) million U.S.

(ii) If the is Company is unable to deliver audited U.S. GAAP financials before September 30, 2010,

(iii) If the Company elects not to consummate the Combination .

(b)   Adjustment of amount due and acceleration of term: If it is determined that the Combination will not occur for any reason other than those listed in Section 6. (a), the amount of the Note plus accrued interest will automatically be reduced by fifty percent (50%) in the aggregate and

7.   Conversions:

A.   Mandatory Conversion. This Note shall automatically be converted (the "Mandatory Conversion") into 350,000 Shares of the Borrower (the "Conversion Shares") on a post converted basis immediately prior to the merger, share exchange or other combination of the Borrower into CHINA GROWTH INC. ("the Combination"). Deferred interest on the note will convert at the rate described in section 6 (C).

B.   Optional Conversion. Notwithstanding anything to the contrary contained in this Section 6 hereof or elsewhere, the Holder, at its sole option, shall have the right to convert from time to time, any or all of the Principal Amount into Conversion Shares at the Conversion Price by submitting a written notice (the "Optional Conversion Election Form"), in the fonn of Exhibit A annexed hereto, electing r.o exercise its optional conversion rights (the "Optional Conversion").

i. If the Company elects not to consummate the Combination, the Lender will have the right to convert this note, into 3.2% of the Company's total outstanding common equity.

a.   Conversion Price. The number of Units to be issued upon conversion of the Principal Amount shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price (as defined below). The term "Conversion Amount" means, with respect to any conversion of this Note, the Principal Amount that the holder is electing to so convert (or that is required to be converted pursuant to a Mandatory Conversion) and for this purpose all related deferred interest shall be ignored and forgiven. The "Conversion  Price" shall be $0.71 (subject to adjustment as provided in Section 7 of this Agreement).

b.   Conversion Mechanics.

(i)            Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms of Section 6 of this Note, the Holder shall be required to physically surrender this Note (or any affidavit of lost Note) to the Borrower in order to receive the Conversion Shares due upon conversion of this Note by the Borrower.

(ii) Deliveryof Shares Upon Conversion. Upon receipt by the Borrower of this Note (or any affidavit of lost Note) and provided the Holder has converted this Note in accordance with the requirements of Section 6 of this Note, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the Conversion Shares and if the Conversion Shares are certificated, the Borrower shall issue to the Holder certificates representing the Conversion Shares no later than five (5) business days after such receipt (the "Deadline").

c.   Concerning the Shares. Conversion Shares may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act for a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Note and who is an accredited investor. Until such time as the Conversion Shares may be registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT."

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such shares may be made without registration under the Securities Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Conversion Shares can be sold pursuant to Rule 144 or Rule 144(k) or (iii) if the Conversion Shares are registered for resale under an effective registration statement filed under the Act.

F.   Status as Shareholder. Upon submission of this Note by the Holder and the satisfaction of the Conversion Conditions by the Holder, (i) the Units covered thereby shall be deemed Conversion Shares and (ii) the Holder's rights as a Holder of this Note shall cease and terminate, excepting only the right to receive certificates for the Conversion Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.

8.    Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

A.   Adjustment for Stock Splits and Combinations. If the Borrower at any time or from time to time on or after the date of the issuance of this Note (the "Original Issuance Date") effects a subdivision of the outstanding Units other than the planned split that is already contemplated by the Borrower and already factored into the Conversion Price, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Borrower at any time or from time to time on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 7A shall become effective at the close of business on the date the subdivision or combination becomes effective.

B.            Adjustment for Certain Dividends an Distributions. If the Borrower at any time or from time to time on or after the Original Issuance Date makes or fixes a record date for the determination of holders of Units entitled to receive, a dividend or other distribution payable in additional Units, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of Units issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of Units issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Units issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 7B as of the time of actual payment of such dividends or distributions.

C.            Mjustments for Other Dividends and Distributions. In the event the Borrower at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Units entitled to receive, a dividend or other distribution payable in securities of the Borrower other than Units, then and in each such event provision shall be made so that the Holders of Notes shall receive upon conversion thereof, in addition to the number of Units receivable thereupon, the amount of securities of the Borrower which they would have received had their Notes been converted into Units on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the Holders of the Notes.

D.            Adjustment for Reclassification. Exchange and Substitution. In the event that at any time or from time to time on or after the Original Issuance Date, the Units issuable upon the conversion of the Notes is changed into the same or a different number of units of equity of any kind, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of Units or Unit dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each Holder of Notes shall have the right thereafter to convert such Notes to receive the kind and amount of equity units and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of Units for which such Notes could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

E.            Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time on or after the Original Issuance Date there is a capital reorganization of the Units (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of the Borrower with or into another corporation, or the sale of all or substantially all of the Borrower's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holders of the Notes shall thereafter be entitled to receive upon conversion of the Notes the number of Units or other securities or property to which a holder of the number of Units deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the Holders of the Notes after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of Units to be received upon conversion of the Notes) shall be applicable after that event and be as nearly equivalent as may be practicable.

9.   Failure to Act and Waiver: No failure or delay by the Holder hereof to require the performance of any term or terms of this Note or not to exercise any right, or any remedy shall constitute a waiver of any such term or of any right or of any default, nor shall such delay or failure preclude the Holder from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Holder shall not be deemed to waive the right either to require payment when due of all other amounts payable, or to later declare a default for failure to effect such payment of any such other amount. The failure of the Holder to give notice of any failure or breach of Borrower under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

10.            Consent to Jurisdiction:, Borrower hereby agrees and consents that any action, suit or proceeding arising out of this Note may be brought in any appropriate state or federal court in the State of Texas, and, by the issuance and execution of this Note, Borrower and the Lender each irrevocably consents to the jurisdiction of each such court.

11.          Holder's Right to Request Multiple Notes: The Holder shall, upon written request and presentation of the original Note, have the right, at any interest payment date, to request division of this Note into two or more units, each of such to be in such amounts as shall be requested; provided however that no notes shall be issued in denominations of face amount less than Fifty Thousand Dollars ($50,000).

12.           Transfer: This Note may be transferred on the books of Borrower by the registered Holder hereof, or by Holder's attorney duly authorized in writing, only upon (i) delivery to Borrower of a duly executed assignment of the Note, or part thereof, to the proposed new Holder, along with a current notation of the amount of payments received, and presentment of such Note to Borrower for issue of a replacement Note, or Notes, in the name of the new Holder, (ii) the designation by the new Holder of Holder's agent for notice, such agent to be the sole party to whom Borrower shall be required to provide notice when notice to Holder is required hereunder and who shall be the sole party authorized to represent Holder in regard to modification or waivers under this Note or the Security Agreement; and any action, consent or waiver, (other than a compromise of principal and interest), when given or taken by Holder's agent for notice, shall be deemed to be the action of the Holders of a majority in amount of the Principal Amount of the Note, as such holders are recorded on the books of Borrower, and (iii) in compliance with the legend to read:

"THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND SHALL NOT BE SOLD, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED UNLESS BORROWER SHALL HAVE RECEIVED AN OPINION OF LEGAL COUNSEL FOR BORROWER, OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO LEGAL COUNSEL FOR BORROWER, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT REQUIRE REGISTRATION UNDER THE ACT AND THE STATE ACTS."

The Borrower shall be entitled to treat any Holder of record of this Note as the Holder in fact thereof and of this Note and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Texas.

13.   Notices: All notices and communications under this Note shall be in writing and shall be either delivered in person or by overnight delivery and accompanied by a signed receipt therefor; or mailed first-class United. States certified mail, return receipt requested, postage prepaid, and addressed the address for notice as stated in the Note Purchase Agreement. Any notice of communication shall be deemed to have been given or made as of the date of such delivery if delivered, or if mailed, then when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested.

14.   Maximum Interest Rate: Regardless of any provision contained in this Note, the Holder shall never be entitled to receive, collect or apply as interest on the Note any amount in excess of interest calculated at the Maximum Rate (as defined below), and, in the event that the Holder ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the Principal Amount of this Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and the Holder shall, to the maximum extent permitted under applicable law, (1) characterize any non principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, the Holder shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, the Holder shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

"Maximum Rate" shall mean, on any day, the lesser of (i) eighteen percent (18%) or (ii) highest non-usurious rate of interest (if any) permitted by applicable law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States of America and the State of Teas or by the laws of any other jurisdiction which are or may be applicable to the Holders of this Note and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Texas or by the laws of any other jurisdiction which are or may be applicable to the Holder of this Note and which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allows.

15.   Rights under Transaction Documents: This Note is issued pursuant to that certain Note Purchase Agreement of even date herewith between the Lender and Borrower (the "Note Purchase Agreement"), and the Holder hereof is entitled to all the rights and benefits, and is subject to all the obligations of Lender under said agreement. Capitalized terms used herein which are not defined in this Note., shall have the meaning stated in the Note Purchase Agreement. Both Borrower and the Holder have participated in the negotiation and preparation of the Note Purchase Agreement, this Note and the other Transaction Documents. Borrower agrees that a copy of the Note Purchase Agreement with all amendments, additions and substitutions therefore shall be available to the Holder at the offices of Borrower. This Note is secured pursuant to a security agreement of even date herewith by and between Borrower and the Lender.

16.   Governing Law: This Note shall be governed by and construed and enforced in accordance with the laws of the State of Texas, or, where applicable, the laws of the United States without regard to conflict of laws principles. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly issued and executed on the Date of Issue as stated above.

Jiangmen Wealth Environment Protection Co.,LTD

By:	/s/ Mr. Mingzhuo Tan
Mr. Mingzhuo Tan